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Exhibit 99.14

Issued to:	BNY Trust Company of Canada 4 King Street West, Suite 1101 Toronto, ON M5N 1K9

By:	Hudson Bay Mining and Smelting Co., Limited 2200-201 Portage Avenue Winnipeg, MB R3B 3L3

FIXED CHARGE

$300,000,000.00 USD

DEMAND DEBENTURE

(MATERIAL PROPERTIES SASKATCHEWAN)

HUDSON BAY MINING AND SMELTING CO, LIMITED

together with its successors and permitted assigns (hereinafter called "the Issuer") for value received hereby promises to pay to or to the order of BNY TRUST COMPANY OF CANADA, who and whose successors and assigns are herein and in the attached conditions hereto called the "Holder", on demand, the sum of Three Hundred Million Dollars ($300,000,000.00) in lawful money of the United States of America, at the office of the Holder specified above, or at such other place or places as the Holder may from time to time designate and will pay on demand at said location to the Holder interest thereon or on so much thereof as is from time to time outstanding at the rate of 30% per annum calculated semi-annually in arrears and payable, both before and after demand and judgment.

As continuing security for payment of all monies from time to time owing hereunder (including without limitation, interest and all expenses incurred by the Holder in recovering or enforcing payment of monies owing hereunder or realizing upon this Debenture), the Issuer hereby mortgages and charges to and in favour of the Holder, its successors and assigns, as and by way of a fixed and specific mortgage and charge (collectively, the "Charge"), all real and immovable property (including leasehold interests and any other interest or right in real or immovable property) now or hereafter owned or acquired by the Issuer and situate in the Provinces of Manitoba or Saskatchewan, together with any claims, permits, licenses, privileges, benefits, easements, rights of way, mineral and surface rights, minerals and mineral claims, and all other rights, estate, title or interests of any kind or nature whatsoever pertaining thereto, and including without limiting the generality of the foregoing, all of its interest and estate in fee simple in the lands described in Part 1of Schedule A hereto, all of its interest and estate in the claims described in Part 2 of Schedule A hereto and all of its interest and estate in the leases and permits described in Part 3 of Schedule A hereto (the property subject to the Charge, being collectively, the "Collateral").

THIS DEBENTURE is issued subject to and with the benefit of the Conditions and Schedule attached hereto, all of which are to be deemed part of this Debenture. The Issuer intends that the security interests created by this Debenture will attach property in which it has rights on its execution of this Debenture and will attach property which it acquires thereafter as soon as the Issuer acquires rights therein.

IN WITNESS WHEREOF the Issuer has caused its corporate seal to be affixed hereto, duly attested by the hands of its proper officers in that regard, and this Debenture is dated the 10th day of December, 2004.

HUDSON BAY MINING AND SMELTING CO, LIMITED

Per:	/s/ Brian Gordon Name: Brian Gordon Title: Vice-President and General Counsel

THE CONDITIONS HEREINBEFORE REFERRED TO

1.  The Charge shall not extend to or apply to, and the Collateral shall not include, (i) the last day of the term of any lease or agreement therefor but if the Charge should become enforceable the Issuer shall stand possessed of such last day in trust to assign the same to any person acquiring such term; (ii) any Collateral that is excluded from the Charge by the Holder in writing and (iii) any Excluded Assets (as that term is defined in the Indenture to be entered into between HudBay Mining and Smelting Inc. and The Bank of New York, as the same may be amended, supplemented or otherwise varied from time to time (the "Indenture").

2.  The principal monies and interest hereby secured and other monies from time to time owing hereunder will be paid without regard to any equities between the Issuer and the original or any intermediate holder hereof or any right of set-off or cross-claim.

3.  The Holder may waive any breach by the Issuer of any of the provisions contained in this Debenture or any default by the Issuer in the observance or performance of any covenant or conditions required to be observed or performed by the Issuer under the terms of this Debenture, provided always that no such waiver of the Holder shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

4.  In the event that the Issuer fails to pay any amount payable hereunder when due or the notes issued under the Indenture have become due and payable, the Charge shall become and be enforceable immediately without the necessity of any further act or formality and the Holder without limiting or restricting any other rights, powers, privileges and remedies which the Holder may at any time have under this Debenture, contract, at law, in equity or howsoever otherwise, shall have the following described rights, powers, privileges and remedies, namely:

  (a)
  to enter upon and to possess all of or any portion or portions of the Collateral with the power to exclude the Issuer and its officers, employees and agents therefrom;

  (b)
  to collect the rents, revenues, profits and incomes of and from the Collateral and any portion or portions thereof;

  (c)
  to seize and distrain upon any of the Collateral which is real and immoveable property or any portion or portions thereof and by distress warrant to recover by way of rent reserved as in the case of a demise of real property the indebtedness hereby secured or any portion or portions thereof together with all of the Holder's costs, charges and expenses attendant upon the levying of such distress as in like manner of distress for rent, provided however that nothing in this subparagraph or anything done pursuant thereto by or on behalf of the Holder shall result in the Holder being or being deemed to be a mortgagee in possession or liable for the performance of any of the obligations of a landlord;

  (d)
  to preserve, to maintain, to operate and to canyon the Collateral or any portion or portions thereof;

  (e)
  to make such replacements of or for and such additions to the Collateral and any portion or portions thereof as the Holder shall deem advisable;

  (f)
  to sell, to lease or to otherwise dispose of from time to time the Collateral and any portion or portions thereof whether by public auction or by private sale or otherwise and either for cash or on credit or partly for cash and partly for credit and on such terms and conditions as the Holder may determine, provided however that it shall not be incumbent on the Holder to sell, lease or otherwise dispose of the Collateral or any portion or portions thereof but the Holder may peaceably use and possess the Collateral or any portion or portions thereof without hindrance or interruption by the Issuer or by any other person or persons whomsoever, and provided further however that wherever any sale or other disposition is made in whole or in part upon credit, the Holder shall not be taken or deemed to have received payment or satisfaction with respect to that portion of any such sale or disposition so made upon credit until the Holder has received actual payment in full;

  (g)
  to convey, to transfer, to lease and to assign to and to vest in the purchaser or purchasers, or as the case may be the lessee or lessees, the title to or ownership of or as the case maybe a leasehold interest in the Collateral and any portion or portions thereof; and

  (h)
  to commence and pursue such legal action, suit, remedy or proceeding against the Issuer, the Collateral or any portion or portions thereof as may be authorized or permitted hereunder or at law or in equity including proceedings in any court of competent jurisdiction for the appointment of a receiver or for sale of the Collateral or any portion or portions thereof, and to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Issuer;

and the Holder may exercise the foregoing rights, powers, privileges and remedies (and any other rights, powers, privileges and remedies to which the Holder is entitled) or any of them at such time or times following the occurrence of any one or more events of default in such manner as the Holder in its sole discretion deem expedient.

        Provided always that the Holder shall not be bound (whether before or after default hereunder) to collect, dispose of, realize or enforce the Charge against the Collateral or any portion or portions thereof and except for gross negligence, willful misconduct and criminal acts or omissions, the Holder shall not be liable or responsible for any loss or damage which may accrue or be sustained in consequence of the Holder's negligence or the negligence of any officer, servant, agent, solicitor, counsel or other attorney or receiver employed by or appointed by the Holder in the collection, disposition, realization or enforcement of the security hereby constituted, and the Holder shall not be liable or accountable for any failure to exercise any of its rights, powers, privileges and remedies aforesaid or any of them at any time and from time to time.

        Provided further however that notwithstanding the realization of the security hereby constituted, the Issuer shall nevertheless remain fully liable to the Holder for any deficiency or deficiencies owing to the Holder with respect to the indebtedness hereby secured.

5.  If the Charge shall become enforceable, the Holder may, by instrument in writing, appoint any person or persons, whether an officer or officers or employee or employees of the Holder or not, to be a receiver or receiver-manager of all or any part of the Collateral and may remove any receiver or receiver-manager so appointed and appoint another or others in his or their stead. Any such receiver or receiver-manager so appointed to the extent permitted by law, shall have power:

  (a)
  to take possession of, collect and get in the Collateral and for that purpose to take any proceedings in the name of the Issuer or otherwise;

  (b)
  to carry on or concur in carrying on the business of the Issuer and for that purpose to raise money on the Collateral in priority to this Debenture or otherwise;

  (c)
  to sell or concur in selling any of the Collateral and carry any such sale into effect by conveying in the name or on behalf of the Issuer or otherwise;

  (d)
  to make any arrangement or compromise which he or it shall think expedient in the interest of the Holder.

        Any receiver or receiver-manager so appointed shall be deemed to be the agent of the Issuer and the Issuer shall be solely responsible for his or its or their acts or defaults and for his or its or their remuneration and expenses, and except for gross negligence, willful misconduct and criminal acts and omissions, the Holder shall not be in any way responsible for any misconduct or negligence on the part of any such receiver or receiver-manager.

        All monies received by such receiver or receiver-manager from any realization of all or any part of the Collateral after providing for payment of charges ranking prior to this Debenture and for all costs, charges and expenses of or incidental to the exercise of any of the powers of such receiver or receiver-manager shall be applied in or towards satisfaction of this Debenture. The rights and powers conferred by this section are in supplement of and not in substitution for any rights the Holder may from time to time have.

6.  The Issuer agrees to pay to the Holder forthwith upon demand all expenses incurred by the Holder in recovering or enforcing payment of monies owing hereunder or realizing upon this Debenture or any other securities for such monies, including expenses of taking possession, protecting and realizing upon any Collateral together with interest at the rate provided for in this Debenture born the date of payment of such expenditures.

7.  The principal, interest and other monies payable hereunder shall be paid in lawful money of the United States of America.

8.  The Holder may in its discretion:

  (a)
  release any Collateral from the Charge;

  (b)
  agree to any modification, compromise, release or waiver of the rights of the Holder against the Issuer or against any Collateral, whether such rights shall arise under the Debenture or otherwise;

  (c)
  agree to accept any other properties or securities instead of the Debenture;

and the exercise of such discretion shall not diminish the obligation of the Issuer to perform any of the covenants contained in this Debenture.

9.  This Debenture and all amendments and supplements thereto am and shall at ail times be and be deemed to be in addition to and not in substitution for any other security or securities ("Other Securities") now or hereafter held or acquired by the Holder in connection with or to secure the obligations hereby secured or any part or parts thereof and:

  (a)
  to the maximum extent permitted by applicable law, the taking, realization, foreclosure, alteration or cancellation of or any other dealing or dealings with or actions taken or omissions made under the Debenture shall not release or affect or create any merger or alter or prejudice or derogate from the Other Securities or any of them and the obligations hereby secured;

  (b)
  to the maximum extent permitted by applicable law, the taking, realization, foreclosure, alteration or cancellation of or any other dealing or dealings with or actions taken or omissions made under any of the Other Securities shall not release or affect or create any merger or alter or prejudice or derogate from this Debenture and the obligations hereby secured.

10.  This Debenture is issued to the Holder as security to secure the indebtedness, obligations and liabilities of the Issuer existing from time to time as described in the debenture delivery agreement dated the date hereof, executed by the Issuer in favour of the Holder, as such agreement may be amended, supplemented, restated or replaced from time to time.

11.  The Issuer hereby covenants and agrees that it will at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and singular all such further acts, deeds, mortgages, hypothecs, transfers, assignments and assurances in law as the Holder may require for the better assuring, mortgaging, hypothecating, charging, transferring, assigning and confirming unto the Holder the property and assets hereby mortgaged and charged or intended so to be or which the Issuer may hereafter become bound to mortgage, hypothecate, transfer, assign and charge in favour of the Holder and for the better accomplishing and effectuating of this Debenture.

12.  The Issuer hereby declares and covenants that:

  (a)
  The Land Contracts (Actions) Act (Saskatchewan) shall have no application to any actions, as defined in The Land Contracts (Actions) Act, with respect to this Debenture; and

  (b)
  The Limitation of Civil Rights Act (Saskatchewan) shall have no application to:

  (i)
  this Debenture;

  (ii)
  any mortgage, charge or other security for the payment of money made, given or created by this Debenture;

  (iii)
  any agreement or instrument renewing or extending or collateral to this Debenture or renewing or extending or collateral to any mortgage, charge or other security referred to or mentioned in clause (ii) of this subparagraph (b); or

  (iv)
  the rights, powers or remedies of the Holder under this Debenture or under any mortgage, charge or other security, agreement or instrument referred to or mentioned in clauses (ii), (iii) or (iv) of this subparagraph (b).

13.  This Debenture and all its provisions shall be governed by and construed in accordance with the laws of Saskatchewan, shall enure to the benefit of the Holder, and its respective successors and assigns, and shall be binding upon the Issuer, its successors and assigns.

        These conditions are part of the Debenture executed by the Issuer dated the 10th day of December, 2004.

HUDSON BAY MINING AND SMELTING CO, LIMITED

Per:	/s/ Brian Gordon Name: Brian Gordon Title: Vice-President and General Counsel

Part 1 of SCHEDULE "A" to $300,000,000 USD Fixed Charge Demand Debenture from Hudson Bay Mining and Smelting Co., Limited to BNY Trust Company of Canada dated December 10, 2004.

Lands

CT#	Brief Legal Description	Brief Description
112958185	Plan No. BC2024 Ext 6 as described on CT 67PA14872 (now 112958185), description 6	West of Flin Flon Plant Site

112958208	Plan No. BC2024 Ext 3 as described on CT 67PA14871 (now 112958208), description 3	Flin Flon, Plant Site

112958220	Plan No. BC2024 Ext 4 as described on CT 67PA14871 (now 112958220), description 4	Flin Flon, Plant Site

112958242	SE Sec 12 Twp 67 Rte 30 W1 Plan No. 862024 Ext 5 as described on CT 67PA14871 (now 112958242), description 5	Flin Flon, Plant Site

121830397	Blk/Par A, Plan No. 101832768 Ext 6 as described on CT 61PA14413 (now 121830397, description 6	Southwest of Flin Flon Plant

125869360	Blk/Par B, Plan No. BP3815 Extension 0 as described on CT#92PA20998(1)	Flin Flon, Plant Site

126986563	Blk/Par A, Plan No. 8053 Ext 1 as described on CT 61PA14413 (now 126986563)	Southwest of Flin Flon Plant

126986574	Blk/Par A, Plan No. BQ53 Ext 4 as described on CT 61PA14413 (now 126986574	Southwest of Flin FIon Plant

128384657	Blk/Par A Plan No 101832757 Extension 2 as described on CT#92PA20098(1)	Flin Flon Plant Site

128384668	Blk/Par B Plan No 101832757 Extension 3 as described on CT#92PA20998(1)	Flin Flon Plant Site

128570980	Blk/Par C Plan No BQ5718 Ext 0 as described on CT#92PA20963	Southwest of Flin Flon Plant

128412020	Blk/Par A Plan No BQ53 Ext 6 as shown on Plan 101782087	Southwest of Flin Flon Plant

Part 2 of SCHEDULE "A" to $300,000,000 USD Fixed Charge Demand Debenture from Hudson Bay Mining and Smelting Co., Limited to BnY Trust Company of Canada dated December 10, 2004.

Claims
NIL

Part 3 of SCHEDULE "A" to $300,000,000 USD Fixed Charge Demand Debenture from Hudson Bay Mining and Smelting Co., Limited to BNY Trust Company of Canada dated December 10, 2004.

Leases and Permits

Surface Leases:

Surface Lease with The Town of Creighton	(formerly MSL34, MSL35, MSL36, MSL37, MSL38 and MSL39)	JANUARY SURF LEASE JANETTE SURF LEASE B #29 FR SURF LEASE OWENS SURFACE LEASE DAN SURFACE LEASE A #1 FR SURF LEASE

Mineral Surface Lease	200026	MS 52 (Malachite)
Mineral Surface Lease	200031	MS 80 (ROYAL CAZAZA)
Surface Lease	200099	KONUTO SURFACE LEASE

Mineral Leases

Mineral Surface Lease	Q-1312	B49
Mineral Surface Lease	Q-4097	A38FR
Mining Lease	ML 5518	FFN LEASE
Mineral Surface Lease	Q-952	MONROE
Mineral Surface Lease	Q-1010	RHINOCEROS
Mineral Surface Lease	Q-1020	DARNING NEEDLE
Mineral Surface Lease	Q-1053	TORPEDO
Mineral Surface Lease	Q-1063	RED TOP
Mineral Surface Lease	Q-1074	WEE RED TOP
Mineral Surface Lease	Q-1076	4 QUEENS
Mineral Surface Lease	Q-1084	MARGUERITE
Mineral Surface Lease	Q-1104	SKY PILOT
Mineral Surface Lease	Q-1105	JOHNNY BARON
Mineral Surface Lease	Q-1112	B.M. JUNIOR
Mineral Surface Lease	Q-1145	BATTLESHIP
Mineral Surface Lease	Q-1146	TWO BITS
Mineral Surface Lease	Q-1160	LITTLE RED TOP FR.
Mineral Surface Lease	Q-1164	RED ROSE
Mineral Surface Lease	Q-1258	JANUARY LEASE
Mineral Surface Lease	Q-1260	JANNETTE
Mineral Surface Lease	Q-1273	EOLA
Mineral Surface Lease	Q-1278	LILLY
Mineral Surface Lease	Q-1281	VIRGINIA
Mineral Surface Lease	Q-1282	1920
Mineral Surface Lease	Q-1289	FOX TROT
Mineral Surface Lease	Q-1290	AMARYLLIS
Mineral Surface Lease	Q-1302	OH DON'T
Mineral Surface Lease	Q-1303	MARY E.
Mineral Surface Lease	Q-1527	GENERAL HEPBURN
Mineral Surface Lease	Q-1933	DAN

Quarry Leases: Saskatchewan

Quarry Lease	Y4172	Y-4172R5 (500024)
Quarry Lease	Y4173	Y-4173R5 (500227)

Quarry Surface Leases: Saskatchewan

Quarry Surface Lease	500024	Y-4172R5 SURF LEASE
Quarry Surface Lease	500227	Y-4173R5 SURF LEASE

Mining Lease: Saskatchewan

Mining Lease	ML 5517	KONUTO LEASE

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Exhibit 99.14
FIXED CHARGE
$300,000,000.00 USD
DEMAND DEBENTURE
(MATERIAL PROPERTIES SASKATCHEWAN)